                                                                    Exhibit 23.2
                                                                    ------------



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement of MapInfo Corporation on Form S-8 (1993 Employee Stock Purchase Plan) of our report dated November 5, 1997, except for Note 15 as to which the date is December 2, 1997, on our audits of the consolidated financial statements and financial statement schedule of MapInfo Corporation and Subsidiaries as of September 30, 1997 and 1996, and for the years ended September 30, 1997, 1996, and 1995, which report is included in the Company's 1997 Annual Report on Form 10-K.



                                         /s/ Coopers & Lybrand L.L.P.



Albany, New York
June 5, 1998